UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	April 3, 2018

Genesee & Wyoming Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31456	06-0984624
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

20 West Avenue, Darien, Connecticut		06820
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	203-202-8900

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Departure of Directors

On April 3, 2018, Genesee & Wyoming Inc. (the "Company") announced that Richard Allert and Hans Michael Norkus have informed the Board of Directors (the "Board") of the Company that they will retire and not stand for re-election at the upcoming 2018 Annual Meeting of Stockholders. The decisions of Messrs. Allert and Norkus were not due to any disagreement with the Company's management or Board.

(d) Election of Directors

On April 3, 2018, the Board elected Mr. Bruce J. Carter and Ms. Cynthia L. Hostetler as Directors.

Mr. Carter has served as a Director of the Company’s Australian subsidiary, Genesee & Wyoming Australia Pty Ltd since 2011. He was a founding Managing Partner of Ferrier Hodgson, Adelaide from 1992 to 2012 and previously was a Partner of Ernst & Young, Australia.

Mr. Carter currently serves as a member of the Board of Directors of Bank of Queensland Limited, SkyCity Entertainment Group Limited and Aventus Capital Limited. Mr. Carter is Chairman of the Australian government-owned ASC Pty Ltd (formerly Australian Submarine Corporation) and also chairs the South Australian Premier’s Climate Change Council.

Ms. Hostetler was Head of Investment Funds of Overseas Private Investment Corporation (OPIC) from 2001 to 2009 and served in various capacities, including as a member of the Board and President of First Manhattan Bancorporation between 1991 and 2006, and as a member of the Board, President and General Counsel of First Savings Bank, its largest subsidiary.

Ms. Hostetler currently serves on the Board of Directors of Vulcan Materials Company, on the Boards of Trustees of the Invesco Funds and on the Board of Managers of TriLinc Global Impact Fund, LLC.

As of the date hereof, the Board has not determined any committee appointments for Mr. Carter and Ms. Hostetler. Neither Mr. Carter nor Ms. Hostetler was selected as a director pursuant to any arrangement or understanding between him or her and any other person.

Mr. Carter and Ms. Hostetler will stand for election by the stockholders at the Company’s 2018 Annual Meeting of Stockholders. Upon election to the Board, Mr. Carter and Ms. Hostetler each became eligible to receive equity and cash compensation in accordance with previously adopted compensation arrangements for non-employee directors as disclosed in the Company’s proxy statement, filed with the Securities and Exchange Commission on April 10, 2017.

On April 3, 2018, the Company issued a press release announcing the election of Mr. Carter and Ms. Hostetler. A copy of the press release is filed with this Current Report on Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1

Press release, dated April 3, 2018, announcing the retirements of Richard Allert and Hans Michael Norkus and the elections of Bruce J. Carter and Cynthia L. Hostetler.

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Exhibit Index

Exhibit No.	Description

99.1	Press release, dated April 3, 2018, announcing the retirements of Richard Allert and Hans Michael Norkus and the elections of Bruce J. Carter and Cynthia L. Hostetler.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Genesee & Wyoming Inc.

April 6, 2018	By:	/s/ Allison M. Fergus

Name: Allison M. Fergus
Title: General Counsel and Secretary

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